                                                                    EXHIBIT 4.30

================================================================================



                            STOCK PURCHASE AGREEMENT

                                      among

                    OCCIDENTAL (EAST SHABWA), LLC ("Buyer"),


                        INTERCAP YEMEN, INC. ("Seller"),


                                       and

                         MFC BANCORP LTD. ("Guarantor")


                            Dated as of July 23, 2002



================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

Section 1.1   Specific Definitions.............................................1
              --------------------
Section 1.2   Other Definitional Provisions....................................5
              -----------------------------

                                   ARTICLE II
                                   ----------
                 PURCHASE AND SALE OF COMPANY SHARES; GUARANTEE
                 ----------------------------------------------

Section 2.1   Purchase and Sale of Company Shares..............................5
              -----------------------------------
Section 2.2   Closing; Delivery and Payment; Guarantee; Indemnity..............6
              ---------------------------------------------------
Section 2.3   Calculation of Adjustment Amount; Post-Closing Adjustment........8
              ---------------------------------------------------------

                                   ARTICLE III
                                   -----------
             REPRESENTATIONS AND WARRANTIES OF SELLER AND GUARANTOR
             ------------------------------------------------------

Section 3.1   Organization of Seller and Guarantor............................10
              ------------------------------------
Section 3.2   Authority; No Conflicts.........................................10
              -----------------------
Section 3.3   Capitalization of the Company; Organization and
              -----------------------------------------------
                 Qualification; Subsidiaries..................................10
                 ---------------------------
Section 3.4   Consents and Approvals..........................................12
              ----------------------
Section 3.5   Financial Statements............................................12
              --------------------
Section 3.6   Brokers' Fees...................................................12
              -------------
Section 3.7   Taxes...........................................................13
              -----
Section 3.8   Litigation and Claims...........................................13
              ---------------------
Section 3.9   Employees.......................................................13
              ---------
Section 3.10  Contracts.......................................................13
              ---------
Section 3.11  Title to Assets.................................................14
              ---------------
Section 3.12  Corporate Documents.............................................15
              -------------------
Section 3.13  Compliance with Law and Permits.................................15
              -------------------------------

Section 3.14  Absence of Subsequent Actions or Events.........................16
              ---------------------------------------
Section 3.15  Capital Commitments.............................................17
              -------------------
Section 3.16  Related Party Transactions......................................17
              --------------------------
Section 3.17  Insurance Policies..............................................17
              ------------------
Section 3.18  Directors and Representatives...................................17
              -----------------------------
Section 3.19  Environmental Matters...........................................17
              ---------------------

                                   ARTICLE IV
                                   ----------
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

Section 4.1   Organization of Buyer...........................................18
              ---------------------
Section 4.2   Authority; No Conflicts.........................................18
              -----------------------
Section 4.3   Consents and Approvals..........................................18
              ----------------------
Section 4.4   Securities Act..................................................19
              --------------
Section 4.5   Brokers' Fees...................................................19
              -------------

                                    ARTICLE V
                                    ---------
                              CERTAIN COVENANTS AND
                              ---------------------
                         AGREEMENTS OF SELLER AND BUYER
                         ------------------------------

Section 5.1   Tax Matters.....................................................19
              -----------
Section 5.2   Registrations, Filings and Consents.............................20
              -----------------------------------
Section 5.3   Confidentiality.................................................20
              ---------------
Section 5.4   Employee Matters; PYC Assignment, etc...........................21
              -------------------------------------
Section 5.5   Further Assurances..............................................21
              ------------------

                               ARTICLE VI
                               ----------
                          CONDITIONS TO CLOSING
                          ---------------------

Section 6.1   Conditions to Obligations of Buyer..............................22
              ----------------------------------
Section 6.2   Conditions to Obligations of Seller.............................23
              -----------------------------------

                                   ARTICLE VII
                                   -----------
                                   TERMINATION
                                   -----------

Section 7.1   Termination.....................................................24
              -----------
Section 7.2   Effect of Termination...........................................25
              ---------------------

                                  ARTICLE VIII
                                  ------------
                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

Section 8.1   Survival of Representations, Warranties, Covenants and
              ------------------------------------------------------
                 Agreements...................................................25
                 ----------
Section 8.2   Indemnification.................................................25
              ---------------
Section 8.3   Method of Asserting Claims, etc.................................26
              -------------------------------
Section 8.4   Subrogation Rights..............................................27
              ------------------
Section 8.5   Investigation and Due Diligence.................................28
              -------------------------------
Section 8.6   Deductible; Insurance; Tax Effect; Maximum Liability............28
              ----------------------------------------------------
Section 8.7   Sole Remedy.....................................................29
              -----------

                                   ARTICLE IX
                                   ----------
                                  MISCELLANEOUS
                                  -------------

Section 9.1   Amendment and Modification; Waiver..............................30
              ----------------------------------
Section 9.2   Expenses........................................................30
              --------
Section 9.3   Assignment......................................................30
              ----------
Section 9.4   Entire Agreement; Assumption Agreement..........................30
              --------------------------------------
Section 9.5   Parties in Interest; No Third Party Beneficiaries...............30
              -------------------------------------------------
Section 9.6   Counterparts....................................................30
              ------------
Section 9.7   Interpretation..................................................30
              --------------
Section 9.8   Notices.........................................................31
              -------
Section 9.9   Governing Law; Submission To Jurisdiction; Selection Of Forum...32
              -------------------------------------------------------------
Section 9.10  Severability....................................................32
              ------------
Section 9.11  Attorney's Fees.................................................33
              ---------------
Section 9.12  Time of Essence.................................................33
              ---------------
Section 9.13  Publicity.......................................................33
              ---------

Schedules:
      Schedule 3.4          Consents and Approvals
      Schedule 3.5          Financial Statements
      Schedule 3.7          Taxes
      Schedule 3.8          Litigation and Claims
      Schedule 3.10         Contracts
      Schedule 3.14         Subsequent Actions
      Schedule 3.15         Capital Commitments
      Schedule 3.16         Related Party Transactions
      Schedule 3.17         Insurance Policies
      Schedule 3.18         Directors and Representatives
      Schedule 4.3          Contends and Approvals

Exhibits:
     Exhibit I         PSC
     Exhibit II        Form of Waiver Letter
     Exhibit III       Form of Stockholders' Agreement Amendment

         STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of July 23, 2002, by and among Occidental (East Shabwa), LLC, a limited liability company organized under the laws of Nevis ("Buyer"), Intercap Yemen, Inc., a company organized under the laws of the State of Texas ("Seller"), and MFC Bancorp Ltd., a company organized under the laws of the Yukon Territory, Canada ("Guarantor").

                              W I T N E S S E T H:

         WHEREAS, Seller owns 500 shares (the "Company Shares") of the issued and outstanding Class A Common Stock, par value $.001 per share, of Comeco Petroleum, Inc., a Delaware corporation (the "Company");

         WHEREAS, (i) Seller desires to sell to Buyer the Company Shares, (ii) Buyer desires to purchase the Company Shares from Seller and (iii) Guarantor desires to guarantee the obligations of Seller hereunder;

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         Section 1.1    Specific Definitions. As used in this Agreement, the
                        ---------------------
following terms shall have the meanings set forth or as referenced below:

         "Actions" shall have the meaning set forth in Section 3.8 hereof.
         ---------
         "Adjustment Amount" shall have the meaning set forth in Section 2.3(d)
         -------------------
hereof.

         "Affiliate," with respect to any Person, means any other Person
         ------------
directly or indirectly controlling, controlled by or under common control with that Person. The term "control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, 50% or more of the voting rights attributable to the shares of the controlled corporation, and, with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         "Agreement" shall mean this Agreement (including the exhibits and
         -----------
schedules hereto).

         "Assets" means all of the assets (whether real, personal, tangible or
         --------
intangible) used or held for use by the Company in connection with the Yemen Business including, without limitation, all of the assets reflected on the Balance Sheet.

         "Balance Sheet" shall have the meaning set forth in Section 3.5 hereof.
         ---------------
         "Balance Sheet Date" shall have the meaning set forth in Section 3.5.
         --------------------
         "Business Day" means any day other than a Saturday, a Sunday or a day
         --------------
on which banks in California are authorized or obligated by law or executive order to close.

         "Buyer" shall have the meaning set forth in the Preamble hereto.
         -------
         "Claims" means any and all fines, liabilities, judgments, losses,
         --------
costs, expenses, or damages, including in each case, interest, penalties, reasonable attorneys' fees and reasonable costs of investigations and litigation.

         "Closing" shall have the meaning set forth in Section 2.2(a) hereof.
         ---------
         "Closing Date" shall have the meaning set forth in Section 2.2(a)
         --------------
hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and the
         ------
regulations promulgated thereunder.

         "Comeco Shares" shall have the meaning set forth in Section 3.3 hereof.
         ---------------
         "Company" shall have the meaning set forth in the Preamble hereto.
         ---------
         "Company Debt" means any debt, obligation or other arrangement of the
         --------------
Company evidencing or relating to any borrowing or loaning or available borrowing or loaning of money to the Company (or to any other Person for which the Company has liability), whether secured or unsecured, or which is intended to provide any guarantee or credit support by the Company with respect to the obligations of any Person.

         "Company Interests" shall have the meaning set forth in Section 3.11(a)
         -------------------
hereof.

         "Company Shares" shall have the meaning set forth in the Preamble
         ----------------
hereto.

         "CPA Firm" shall have the meaning set forth in Section 2.3(c) hereof.
         ----------
         "Effective Time" shall mean January 1, 2002.
         ----------------
         "Encumbrances" means any liens, charges, pledges, security interests,
         --------------
options, warrants, purchase rights, preemptive rights, adverse claims, levies, orders of execution, orders of expropriation or written notifications of intent to expropriate, easements, equitable interests or other encumbrances.

         "Environmental Law" means all Laws that are designed to regulate,
         -------------------
prevent, punish or remedy the consequences of actions (including omissions, discharges, spills, releases of pollutants, contaminants, hazardous materials or wastes) that damage, injure or threaten to damage or injure public health or safety or the environment.

         "Financial Statements" shall have the meaning set forth in Section 3.5
         ----------------------
hereof.

         "Final Adjustment Amount Calculation" shall have the meaning set forth
         -------------------------------------
in Section 2.3(b) hereof.

         "GAAP" means U.S. generally accepted accounting principles as in effect
         ------
from time to time and as consistently applied.

         "Governmental Authority" means any court, government, legislature,
         ------------------------
council, government department, commission, board, bureau, agency, instrumentality, arbitrator or other authority of a central government or any jurisdiction therein, together with any company directly or indirectly owned by any of the foregoing.

         "Indemnified Party" shall have the meaning set forth in Section 8.2
         -------------------
hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 8.2
         --------------------
hereof.

         "Law" means any applicable law, statute, ordinance, rule or regulation
         -----
or any ruling, writ, injunction, restriction, order, judgment, decree or other official written act of any Governmental Authority.

         "Notice Period" shall have the meaning set forth in Section 8.3(b)
         ---------------
hereof.

         "PSC" means the Agreement For Petroleum Exploration and Production for
         -----
the East Shabwa Area, made and entered into on April 22, 1989, as amended on July 22nd, 1993 (with respect to Exploration Period Extension) and July 2, 1996 (with respect to maximum cost recovery), and attached hereto as Exhibit I.

         "Permits" means all licenses, certificates, registrations, approvals,
         ---------
authorizations or permits required of or with the applicable Governmental Authority.

         "Person" means any individual, corporation, partnership, limited
         --------
liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

         "Preliminary Adjustment Amount Calculation" shall have the meaning set
         -------------------------------------------
forth in Section 2.3(a) hereof.

         "Purchase Price" means $16,500,000 plus or minus, as the case may be,
         ----------------
the Adjustment Amount.

         "Securities Act" means the Securities Act of 1933, as amended.
         ----------------
         "Seller" shall have the meaning set forth in the Preamble hereto.
         --------
         "Stockholders' Agreement" means the Amended and Restated Stockholders'
         -------------------------
Agreement by and among the Company, Command Petroleum (Overseas) Pty Limited and Nomeco Oil & Gas Co., dated as of October 1, 1994, and as amended pursuant to Amendments to the Amended and Restated Stockholders' Agreement by and among SOCO Yemen Pty Limited (formerly known as Command Petroleum (Overseas) Pty Limited), the Seller (which succeeded to the interests of Nomeco Oil & Gas Co. in the Company), and the Company, effective as of July 1, 1999.

         "Tax Returns" means any return, declaration, report, form, claim for
         -------------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

         "Taxes" means any federal, state, local, or foreign income, gross
         -------
receipts, license, payroll, business assets, luxury, goods and services, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, gains, withholding, social security, unemployment, disability, real property, personal property, sales, use, wholesale sales, municipal, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever of any Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not.

         "Third Party Claim Notice" shall have the meaning set forth in Section
         --------------------------
8.3(b) hereof.

         "Yemen Business" means the business and operations of the Company which
         ----------------
arise under or out of or relate to the PSC, any hydrocarbons attributable thereto, or any activities or operations in connection with the PSC or any hydrocarbons attributable thereto.

         "Voting Debt" shall have the meaning set forth in Section 3.3(a).
         -------------
         Section 1.2    Other Definitional Provisions.
                        ------------------------------
         (a) The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references in this Agreement to an "Article", "Section", "subsection", "Exhibit" or "Schedule" shall be to an Article, Section, subsection, Exhibit or Schedule of or to this Agreement, unless the context requires otherwise.

         (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c)    The terms "dollars" and "$" shall mean United States dollars.


                                   ARTICLE II
                 PURCHASE AND SALE OF COMPANY SHARES; GUARANTEE
                 ----------------------------------------------

         Section 2.1    Purchase and Sale of Company Shares.
                        -----------------------------------
         (a) In reliance on the representations, warranties and other terms hereof and subject to the conditions contained herein, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Company Shares in exchange for payment of the Purchase Price by Buyer. Seller shall transfer or cause to be transferred all of the Company Shares to Buyer at Closing. Effective at the Closing, Seller also hereby assigns to Buyer any rights Seller or its Affiliates may have to receive moneys from the Company in respect of indebtedness or otherwise.

         (b) As consideration for the sale by Seller of the Company Shares to Buyer on the terms and conditions contained herein, Buyer agrees to pay to Seller the Purchase Price pursuant to Sections 2.2 and 2.3 hereof.

         Section 2.2    Closing; Delivery and Payment; Guarantee; Indemnity.
                        ----------------------------------------------------
         (a) Subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing ("Closing") shall be held at the offices of Buyer, 10889 Wilshire Boulevard, Los Angeles, California 90024, at 7:00 a.m. on the date hereof. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         (b) At the Closing, (1) Seller shall deliver, or cause to be delivered, to Buyer an affidavit duly executed by Seller and in a form reasonably satisfactory to Buyer certifying, inter alia, that the Seller has lost the certificate representing the Company Shares and instructing the Company to issue a replacement certificate in the name of Buyer; (2) Buyer shall pay to Seller for the Company Shares in immediately available funds by wire transfer to an account designated by Seller an amount equal to the estimated Purchase Price calculated in accordance with Section 2.3(a).

         (c) In addition to the documents and transfers of funds described in this Section 2.2,

         (1)    Seller will:

                (i) at the Closing deliver to Buyer possession or control of the following (other than any such materials or information that are subject to a confidentiality agreement, relate to a valuation prepared with respect to a previous proposed sale of the Company Shares, or are protected by solicitor/client privilege and in each case which are identified in reasonable detail on a written list provided to Buyer prior to the execution hereof): (A) files, documents, papers, contracts, agreements, legal descriptions, open books of account or ledgers and documentation in support thereof used or useful in the operation of the Yemen Business, and (B) all other information, whether in writing, on computer diskette or other form or medium, that pertains to the use or ownership of the Assets, the Company or the Company Shares, and subject to the right of the Seller and the Guarantor to retain copies of any of the foregoing solely for the purposes of complying with or satisfying any filing or disclosure requirements under any Law or mandated by any Governmental Authority, including, but not limited to, any securities disclosure or tax filings (and the Seller and Guarantor hereby covenant that any copies so retained shall be used only for the foregoing purposes, which covenant shall survive the Closing hereunder indefinitely);

                (ii) as soon as is reasonably practicable after the Closing Date, deliver to Buyer possession or control of all items referred to under Section 2.2(c)(1)(i) hereof that Seller was unable to deliver at the Closing;

                (iii) deliver to Buyer possession of all stock registers, minute books and corporate books and records for the Company in the possession of the Seller or any Affiliate of Seller;

                (iv) deliver to Buyer all documents required to be furnished by Seller and its Affiliates to Buyer as conditions precedent under
         Section 6.1 hereof; and

                (v) deliver to Buyer good standing certificates issued by the relevant Governmental Authorities, dated as of a recent date and evidencing the good standing of the Seller and the Company in their respective jurisdictions of incorporation;

         (2) Buyer will deliver to Seller all documents required to be furnished by Buyer and its Affiliates to Seller as conditions precedent under Section 6.2 hereof.

         (d) Guarantor hereby unconditionally and irrevocably guarantees to Buyer the performance of all obligations of Seller arising out of or in connection with this Agreement provided that the maximum aggregate liability of Guarantor to Buyer hereunder shall be limited to an amount equal to the maximum aggregate liability of Seller to Buyer hereunder less any amounts recovered or received by the Buyer from the Seller with respect to a breach of the Seller's obligations hereunder.

         (e) Guarantor and Seller shall be liable for, and agree to defend, hold harmless and indemnify Buyer and its Affiliates from and against any and all Claims arising with respect to the lost stock certificate of Seller referred to in Section 2.2(b)(1) above and representing the 500 Company Shares held by Seller prior to the Closing. The indemnification obligations in this Section 2.2(e) are not subject to the minimum threshold limitations in Section 8.6(a) and shall survive for a period of ten years but are otherwise subject to the provisions of Article VIII.

         Section 2.3    Calculation of Adjustment Amount; Post-Closing
                        ----------------------------------------------
Adjustment.
-----------

         (a) Prior to the date hereof Seller prepared and delivered to Buyer, using and based upon the best available information to Seller, a statement setting forth a preliminary calculation of the Adjustment Amount for a Closing on the date hereof (the "Preliminary Adjustment Amount Calculation"). Such preliminary calculation shall be used in the calculation of the Purchase Price payable at Closing (unless the Closing Date is changed by a mutual written agreement of the parties that contains a revised Preliminary Adjustment Amount Calculation to reflect the revised Closing Date).

         (b) Within 90 calendar days following the Closing Date, Buyer shall cause the Company to prepare a statement setting forth the Final Calculation of the Adjustment Amount and showing the calculation of each adjustment, based to the extent possible, on actual Intragroup Contributions and Intragroup Receipts (each as defined below) after the Effective Time (the "Final Adjustment Amount Calculation"). Buyer shall give Seller and its representatives reasonable access to the books, records and personnel of the Yemen Business, and to all work papers and other relevant documents and analysis, for the purpose of reviewing and auditing the Final Adjustment Amount Calculation. Seller shall have a period of 30 calendar days after the delivery to it of the Final Adjustment Amount Calculation, to review such calculation and to make any objections to the Final Adjustment Amount Calculation in writing to Buyer. If no written objections to the Final Adjustment Amount Calculation are delivered to Buyer within the 30-day period, the Final Adjustment Amount Calculation shall be deemed to be accepted and approved by all parties, and the difference between the Preliminary Adjustment Amount Calculation and the Final Adjustment Amount Calculation, if any, shall be paid by Seller to Buyer (if the estimated Purchase Price paid at Closing exceeded the final Purchase Price calculated in accordance herewith) or by Buyer to Seller (if the estimated Purchase Price paid at Closing was less than the final Purchase Price calculated in accordance herewith), in either case not later than five Business Days following the expiration of such 30-day period, or at such other time and date as may be mutually agreed upon in writing by Buyer and Seller. If written objections of Seller to the Final Adjustment Amount Calculation are delivered to Buyer within the 30-day period, then Buyer and Seller shall attempt to resolve the matter or matters in dispute and, if such disputes are resolved by Buyer and Seller, the difference between the Preliminary Adjustment Amount Calculation and the Final Adjustment Amount Calculation, if any, shall be paid by Seller to Buyer (if the estimated Purchase Price paid at Closing exceeded the final Purchase Price calculated in accordance herewith) or by Buyer to Seller (if the estimated Purchase Price paid at Closing was less than the final Purchase Price calculated in accordance herewith), in either case not later than five Business Days following the resolution of all disputes or at such other time and date as may be mutually agreed upon in writing by Buyer and Seller. Seller shall quantify its objections to the extent reasonably practicable in all written objections delivered to Buyer with respect to the Final Adjustment Amount Calculation. Notwithstanding anything to the contrary in Section 2.3, nothing in Section 2.3 nor any agreement regarding the Final Adjustment Amount Calculation shall release, limit or impair any representations or warranties by the parties in Articles III and IV or the parties' agreements in Section 5.1.

         (c) If such disputes cannot be resolved by Buyer and Seller within 20 calendar days after the delivery of the objections to the Final Adjustment Amount Calculation, then each of the Buyer and Seller shall prepare and submit a written statement setting forth the specific matters in dispute to PriceWaterhouse Coopers (the "CPA Firm") along with any information, supporting documentation and other materials in respect of each party's determination of such calculation and the specific matters in dispute, which firm shall render its opinion as to such matters in accordance with the terms hereof. Based on that opinion, the CPA Firm shall then send to Buyer and to Seller a written determination of the matters in dispute and a written determination of the Adjustment Amount based upon such opinion, whereupon the confirmed or revised Final Adjustment Amount Calculation shall be final and binding upon Buyer and Seller. The difference between the Preliminary Adjustment Amount Calculation and the Final Adjustment Amount Calculation, if any, shall be paid by Seller to Buyer (if the estimated Purchase Price paid at Closing exceeded the final Purchase Price calculated in accordance herewith) or by Buyer to Seller (if the estimated Purchase Price paid at Closing was less than the final Purchase Price calculated in accordance herewith), in either case not later than five Business Days following the receipt by Buyer and Seller of those documents prepared by the CPA Firm and evidencing that opinion or at such other time and date as may be mutually agreed upon in writing by Buyer and Seller. All costs, fees and expenses charged or incurred by the CPA Firm, if any, shall be borne equally by Seller and Buyer.

         (d)    The "Adjustment Amount" shall equal (i) the amount of any
                     -----------------
Intragroup Contributions from and including the Effective Time to the Closing (as used herein, "Intragroup Contributions" shall mean any capital contributions paid by Seller to the Company), minus (ii) any Intragroup Receipts from and including the Effective Time to the Closing (as used herein, the "Intragroup Receipts" shall mean any dividends, share redemptions, share purchases or repurchases, debt repayments or other distributions made by the Company to Seller or any of its Affiliates, and any other amounts payable to the Company but received and retained by Seller or any of its Affiliates). For purposes of clarity in interpreting the definition "Purchase Price", if the Adjustment Amount is a positive number it shall be added to $16,500,000. If the Adjustment Amount is a negative number it shall be subtracted from $16,500,000. By way of example, the Seller has advised the Buyer that the Preliminary Adjustment Amount will be negative $753,121 with respect to a Closing on July 23, 2002. Therefore, the estimated Purchase

Price payable at Closing on July 23, 2002 would be $15,746,879 ($16,500,000 - $753,121).


                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF SELLER AND GUARANTOR
             ------------------------------------------------------

         Seller and Guarantor represent and warrant to Buyer as at the Closing Date as follows with respect to Seller, Guarantor and the Company:

         Section 3.1    Organization of Seller and Guarantor. Seller is a
                        -------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified as a foreign corporation and in good standing in each other jurisdiction, if any, in which such qualification is required. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the Yukon Territory, Canada and is duly qualified as a foreign corporation and in good standing in each other jurisdiction, if any, in which such qualification is required.

         Section 3.2    Authority; No Conflicts. Seller and Guarantor have full
                        ------------------------
power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller and Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights (other than fraudulent transfer) and to general equity principles. Neither the execution and delivery of this Agreement by Seller and Guarantor nor the consummation of the transactions contemplated herein by Seller and Guarantor nor the compliance by Seller and Guarantor with its terms and provisions will (a) violate or conflict with any provision of the respective charter documents of Seller, Guarantor or the Company; (b) conflict with or result in the breach of any of the terms, conditions or provisions of, or constitute a default under (or give rise to any right of termination, cancellation or acceleration) (whether after the giving of notice or the lapse of time or both) of any indenture, mortgage, lease or other material agreement, contract or instrument (including the PSC) to which Seller, Guarantor or the Company is a party or by which Seller, Guarantor or any of their respective or the Company's properties or assets may be bound; (c) violate any existing provision of Law of Yemen or the United States; or (d) result in the creation of, or give any Person the right to create, any Encumbrance upon the Company Shares or the Assets.

         Section 3.3    Capitalization of the Company; Organization and
                        -----------------------------------------------
Qualification; Subsidiaries. (a) The entire authorized capital stock of the
----------------------------
Company
consists of 1,212 shares of Class A Common Stock, par value $.001 per share, of which only the 500 Company Shares and 712 shares held by Soco Yemen PTY Limited, a company organized and existing under the laws of the State of New South Wales, Australia (together with the Company Shares, the "Comeco Shares"), are issued and outstanding. The Company Shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights, and were not issued in violation of the preemptive rights of any Person. Except for the Comeco Shares, there are outstanding (i) no shares of capital stock, Voting Debt or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of the Company; and (iii) no preemptive or other outstanding rights, subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which the Company or the Seller or any Affiliate of the Seller is or may become obligated to issue, assign, transfer, deliver, sell, purchase, redeem or acquire, or cause to be issued, assigned, transferred, delivered, sold, purchased, redeemed or acquired, any shares of capital stock or any Voting Debt or other voting securities of the Company, or obligating the Company, Seller or any Affiliate of Seller to issue, grant, extend or enter into any such subscription, option, warrant, call, right, commitment, agreement or other arrangement. The term "Voting Debt" means any bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) for the election of Directors of the Company.

         (b) Seller, is, and as of the Closing will be, the sole record and beneficial owner of the Company Shares. Seller has, and as of the Closing will have, good and valid title to the Company Shares free and clear of all Encumbrances other than the security interest of the Company set forth in
Section 7.3(h) of the Stockholders' Agreement. Upon the purchase of the Company Shares as contemplated by this Agreement, Buyer will obtain good and valid title to the Company Shares free and clear of all Encumbrances other than the security interest of the Company set forth in Section 7.3(h) of the Stockholders' Agreement. Neither Seller nor any Affiliate of Seller is a party to any option, warrant, purchase right, contract, commitment or other agreement or arrangement of any character or nature whatsoever (other than this Agreement and the Stockholders' Agreement) that could require Seller or any such Affiliate of Seller to sell, transfer, or otherwise dispose of any Company Shares. Except as created by this Agreement and the Stockholders' Agreement, Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting, holding or disposition of any Company Shares. There are no currently outstanding proxies granted by Seller under or pursuant to the terms of the Stockholders' Agreement.

         (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its properties and carry on its business as currently owned or conducted. The Company does not do business in any jurisdiction in which the nature of the properties owned or leased by it or the business transacted by it requires it to be so registered, qualified or licensed, other than any such jurisdiction in which the Company is so registered, qualified or licensed.

         (d) The Company does not have any direct or indirect subsidiaries. The Company does not own any shares, equity interests or other equity securities in any Person.

         (e) The Company does not own or lease (nor has it ever owned or leased during the period when Seller was a stockholder of the Company) any assets or properties having a value in excess of $10,000 in the aggregate and does not conduct (nor has it ever conducted during the period when Seller was a stockholder of the Company) any business or operations other than assets, properties, business and operations which are related to or arise out of the Yemen Business and the PSC. The Company does not have any liabilities with respect to any business or operations that are unrelated to the Yemen Business or the PSC.

         (f) The Company has, and as of the Closing will have, good and valid title to its interest in the PSC free and clear of all Encumbrances.

         Section 3.4    Consents and Approvals. Except as set forth in Schedule
                        -----------------------
3.4, the execution, delivery and performance of this Agreement by Seller and Guarantor and the consummation of the transactions contemplated herein by Seller and Guarantor will not require Seller, Guarantor or the Company or any of their respective Affiliates to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person.

         Section 3.5    Financial Statements. Attached hereto as Schedule 3.5 is
                        ---------------------
the balance sheet (the "Balance Sheet") of the Company as of December 31, 2001 (the "Balance Sheet Date") and the statement of income of the Company for the year ended on the Balance Sheet Date (collectively, the "Financial Statements"). The Financial Statements present fairly, in accordance with GAAP, the financial condition of the Company as of such date and the results of operations of the Company for such period.

         Section 3.6    Brokers' Fees. No action has been taken by Seller,
                        --------------
Guarantor or any Affiliate of Seller or Guarantor or, to the best of the knowledge of Seller, the Company that would give rise to any valid claim against the Company or the

Buyer or any Affiliate of Buyer for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated hereby.

         Section 3.7    Taxes. (a) All Tax Returns that are required to be filed
                        ------
on or before the Closing Date (taking into account applicable extensions) by or with respect to the Company have been duly filed and each such Tax Return is or will be complete and accurate; (b) all Taxes shown to be due on the Tax Returns referred to in clause (a), all Taxes for periods ending on or before the Closing Date, whether or not shown as being due on any Tax Return, and all Taxes for which a demand for payment or assessment has been received by the Company or any Affiliate of the Company have been timely paid; (c) except as set forth in
Schedule 3.7, the Company has no dual consolidated losses as defined by Code Regulation Section 1.1503-2(c)(5) and has not prior to Closing experienced a triggering event as defined by Code Regulation Section 1.1503-2(g)(2); (d) except as set forth in Schedule 3.7, the Company has no overall foreign loss or net operating loss carrybacks or carryovers that includes an overall foreign loss; (e) there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against or in respect of the Company; (f) as of the Closing Date, there will be no outstanding waivers or agreements extending the applicable statute of limitations for any period with respect to any Taxes of the Company; and (g) as of the date hereof, no taxing authorities are presently conducting any audits or other examinations of the Company or of any Tax Returns referred to in clause (a). The Company has no outstanding liability under the Tax Indemnity Agreement referred to in Schedule 3.10.

         Section 3.8    Litigation and Claims. Except as set forth in Schedule
                        ----------------------
3.8 hereto, there are no civil, criminal or administrative actions, suits, demands, claims, hearings, proceedings, condemnations, expropriations, arbitrations, audits or investigations (collectively, "Actions") formally commenced, pending or, to the best of the best of the knowledge of Seller, threatened by or against the Company or against any of its properties or assets. The Company, the Yemen Business and the Assets are not subject to any order, writ, judgment, award, injunction, decree of any Governmental Authority of competent jurisdiction or any arbitrator or arbitrators.

         Section 3.9    Employees. The Company has not had, and as of the
                        ----------
Closing will not have, any employees. The Company has not adopted any employee plans and has no employee related liabilities, whether contingent or otherwise.

         Section 3.10    Contracts. (a) Schedule 3.10 hereto sets forth a list
                         ----------
of every document, contract or agreement (whether written or oral) currently in effect to which the Company is a party, including all amendments thereto. Without limiting the generality of the foregoing, other than as included on
Schedule 3.10 there are no such contracts or agreements to which the Company is a party (i) to or with individual directors or officers of the Company, any shareholder of the Company, any Affiliate of any such shareholder or any director or officer of any of the foregoing, (ii) that contain any covenant not to compete or an area of mutual interest agreement or that purport to restrict the right of the Company to engage in any line of business in any geographical location or that conditions such right on the participation or approval of any third party, (iii) that constitute any unified extraction, pooling or unitization agreements, including any production balancing and over/under lift agreements relating thereto, or (iv) relating to currently existing intercompany payables or receivables between the Company and any of its shareholders or with their Affiliates which are in effect or will be in effect following the Closing.

         (b) There are no defaults by the Company under any obligation of any such contracts. Neither the Seller nor the Guarantor nor any Affiliate of the Seller or Guarantor nor, to the best of the knowledge of Seller, the Company has received any written notice from any Governmental Authority or any third Person
(i) that the Company or any other party to a contract is (or upon further notice or the passage of time, or both, with or without cure will be) in a violation, default or breach of any contract, or (ii) that terminates, rescinds, revokes, amends or modifies or seeks to terminate, rescind, revoke, amend or modify any contract.

         (c) Except as set forth in Schedule 3.10, as of the date hereof and as of the Closing (if different), there are and will be no payments owing to Pecten International Company under the PYC Assignment, made the 8th day of November 1993, between Pecten Yemen Company and Pecten International Company. There are no amounts (whether indebtedness for money borrowed or otherwise) outstanding or otherwise owing now or in the future to Seller or its Affiliates from the Company. All amounts payable under the Settlement Agreement identified in Schedule 3.10 have been paid.

         (d) To the best of the knowledge of Seller, true, correct and complete originals or copies of all written contracts (containing all amendments, corrections or modifications thereof) listed on Schedule 3.10 have been made available to Buyer.

         Section 3.11    Title to Assets. (a) All rights, benefits and interests
                         ----------------
granted to or inuring to the benefit of the Company (or purported to be granted to or inuring to the benefit of the Company) in or under the PSC (the "Company Interests"), are owned legally and beneficially by the Company free and clear of any Encumbrances. No act or omission of the Company or, to the best of the knowledge of Seller, any other Person has occurred which would allow any party to the PSC to rescind, revoke, terminate or modify the PSC. The Company is not a party to or bound by any assignment, contract, agreement or commitment (i) to assign or transfer any interest in, or to grant or create any

Encumbrance with respect to, the Company Interests or (ii) that could require the Company to sell, transfer, or otherwise dispose of the Company Interests.

         (b) The Company has good and valid title to all the assets reflected on the Balance Sheet or acquired by the Company after the Balance Sheet Date, in each case free and clear of any Encumbrances, except as set forth in the Financial Statements.

         Section 3.12    Corporate Documents. True and correct originals or
                         --------------------
copies of the Company's charter and organizational documents, bylaws, minute books, stock register books and other corporate books and records (containing all amendments, corrections or modifications thereto) have been made available to Buyer.

         Section 3.13    Compliance with Law and Permits. (a) Except where such
                         --------------------------------
compliance would have been penalized by the Code, the Company has complied in all material respects with all Laws and Permits applicable to the Company, the Yemen Business or the Assets.

         (b) Neither the Company, Seller nor any Affiliate of Seller has received written notice of any violation of or non-compliance with any Law or Permit applicable to the Company, the Yemen Business or the Assets.

         (c) With respect to any activities undertaken in connection with the Company, the Yemen Business or the PSC, neither the Seller, nor any of its Affiliates, nor the Company, nor any of the shareholders, directors, officers and employees of Seller or any of its Affiliates nor any officers or employees of the Company nor any other person or entity acting on behalf of any of them has made an offer or promise to pay, loan or give a payment, a loan or a gift of money or anything of value; or (ii) has authorized any such offer, promise, payment, loan or gift, in any event directly or indirectly to or for the use or benefit of any Official, or any other person while knowing that all or a portion of such money or thing of value will be offered, given, paid, loaned or promised, directly or indirectly, to or for the use or benefit of any Official, for any of the following purposes: (A) influencing any act or decision of such Official, in his or its official capacity; (B) inducing such Official to do or omit to do any act in violation of the lawful duty of such Official; (C) inducing such Official to use his or its influence with any Governmental Authority, Public International Organization or political party, to affect or influence any act or decision of such entity, organization or party; or (D) securing any improper advantage, in any case, in order to assist the Company in connection with any of its activities. For purposes hereof, "Official" shall mean (a) any officer or employee of, or any other person acting in an official capacity for or on behalf of, any Governmental Authority or Public International Organization; (b) any political party; (c) any candidate for political office; or (d) any officer or employee of, or any person acting in an official capacity for or on behalf of, any political party or any candidate for political office. "Public International Organization" shall mean an organization designated as such by Executive Order under the laws of the United States of America.

         Section 3.14    Absence of Subsequent Actions or Events. Except as set
                         ----------------------------------------
forth in Schedule 3.14, since the Balance Sheet Date the Company has not:

         (a) purchased or redeemed any shares of capital stock or other equity interests or other securities or declared, paid or set aside for payment any dividend (or other distribution) in cash or of securities or property other than cash;

         (b)    changed its fiscal year end from December 31;

         (c)    mortgaged or pledged any portion of its Assets;

         (d) made any additions to or written down, sold, assigned, transferred or otherwise disposed of any of its assets other than sales of inventory in the ordinary course of business or written off or canceled any debts or claims or receivables, in whole or in part;

         (e) made any capital commitment in excess of $50,000, individually, and not provided for in the Approved Annual Budget under the Stockholders' Agreement;

         (f) suffered any damage, destruction or loss in excess of $100,000 in the aggregate with respect to any assets of the Company;

         (g) made any payment or other compensation of any amount to a director or officer of the Company or any shareholder of the Company;

         (h) made or agreed to make any charitable contributions or pledges therefor or incurred any other non-business expense;

         (i) entered into any joint venture, partnership or similar arrangement;

         (j) made any change in its method of accounting or accounting policies or practices;

         (k) leased any properties or assets to any Person, whether by lease, leveraged lease, lease intended as security, vendor arrangement, conditional sales agreement or otherwise;

         (l) entered into any settlement or made or granted any consent to any order, decree or judgment relating to or arising out of any Action relating to the Company; or

         (m)    paid or incurred any Company Debt.

Since the Balance Sheet Date, there has not been any material adverse change in or affecting the general affairs, management, financial position or results of operations of the Company other than changes in commodity prices generally or global or national economic changes.

         Section 3.15    Capital Commitments. Except as shown on Schedule 3.15
                         --------------------
or as set forth in the most recent Approved Annual Budget (as defined in the Stockholders' Agreement), as of the date of this Agreement there are no outstanding Authorizations for Expenditures or other commitments to make capital expenditures which are binding on the Company.

         Section 3.16    Related Party Transactions. Other than the Amended
                         ---------------------------
Technical and Administrative Services Agreement entered into by the Company and SOCO Yemen Pty. Limited, dated October 1, 1994, and except as set forth on
Schedule 3.16, the Company has not entered into any contracts or other agreements or transactions (whether written or oral) with either of its shareholders or their respective Affiliates that create any right or obligation for the benefit of or binding on the Company that involves $10,000 or more.

         Section 3.17    Insurance Policies. To the best of the knowledge of
                         -------------------
Seller, Schedule 3.17 sets forth a list of all policies of fire, casualty, liability, burglary, fidelity, worker's compensation, business interruption, umbrella and other forms of insurance held as of the Balance Sheet Date, by the Company or any Affiliate of the Company. Except as otherwise set forth on
Schedule 3.17, all premiums due and payable for the insurance in Schedule 3.17 have been duly paid.

         Section 3.18    Directors and Representatives. Schedule 3.18 contains a
                         ------------------------------
true and complete list of the names of all of the Company's directors (together with appointing stockholder) and officers and all Persons holding powers of attorney.

         Section 3.19    Environmental Matters. There are no violations of
                         ----------------------
Environmental Law in effect on the Closing Date relating to activities under the PSC or otherwise relating to the Company, the operation of the Yemen Business or the Company's interest in the PSC which could have a material adverse effect on the Company, the Assets or the Yemen Business. Neither Seller nor the Company has received any notice of any pending or threatened investigation with respect to any Environmental Law relating to the activities under the PSC or otherwise relating to the Company, the operation of the Yemen Business or the Company's interest in the PSC. There has been no contamination of groundwater, surface water or soil resulting from activities under the PSC or otherwise relating to the Company, the operation of the Yemen Business or the Company's interest in the PSC that could require remediation under Environmental Law in effect on the Closing Date.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller as at the Closing Date as follows:

         Section 4.1    Organization of Buyer. Buyer is a corporation duly
                        ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 4.2    Authority; No Conflicts. Buyer has full power and
                        ------------------------
authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights (other than fraudulent transfer) and to general equity principles. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein by Buyer nor the compliance by Buyer with its terms and provisions will (a) violate any provision of the certificate of incorporation or by-laws of Buyer; (b) conflict with or result in the breach of any of the terms, conditions or provisions of, or constitute a default under (or give rise to any right of termination, cancellation or acceleration) (whether after the giving of notice or the lapse of time or both) of any indenture, mortgage, lease, or other material agreement, contract or instrument to which Buyer is a party or by which Buyer or any of its properties or assets may be bound; or (c) violate any existing provision of Law.

Section 4.3    Consents and Approvals. Except as set forth in Schedule
               -----------------------
4.3 the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated herein by Buyer will not require Buyer to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person.

         Section 4.4    Securities Act. Buyer is acquiring the Company Shares
                        ---------------
solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the Company Shares are not registered under the Securities Act or any applicable state securities law, and that such Company Shares may not be transferred or sold except pursuant to the registration provisions of such Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

         Section 4.5    Brokers' Fees. No action has been taken by the Buyer
                        --------------
that would give rise to any valid claim against Seller, Guarantor or any Affiliate of Seller for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.


                                    ARTICLE V
                              CERTAIN COVENANTS AND
                              ---------------------
                         AGREEMENTS OF SELLER AND BUYER
                         ------------------------------

         Section 5.1    Tax Matters.

         (a)    Payments. Except as provided for in Section 5.1(b) herein, all
                ---------
Taxes of or with respect to the Company or incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by and paid to the appropriate Tax authority by the party that is responsible therefor under the applicable Tax law.

         (b)    Sales, Use, VAT and other Transfer Taxes. All sales, use, value
                -----------------------------------------
added or other similar transfer taxes, if any, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller. Seller shall at its expense file all necessary Tax Returns and other documentation in respect to any such transfer taxes. All stock transfer taxes, if any, recording or similar taxes or fees incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller.

         (c)    Cooperation. Seller and Buyer shall (i) each provide the other,
                ------------
and Buyer shall cause the Company to provide to Seller, with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, and (ii) each provide the other with any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Buyer shall cause the Company to retain until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information in its possession which may be relevant to such returns for all taxable periods from January 1, 1994 to the Closing Date, inclusive, and shall not destroy or otherwise dispose of any such records without first providing Seller with an opportunity to review and copy the same. Following the Closing Date, Seller shall forward to Buyer all Tax statements received by Seller with respect to the Assets for any period that begins before and ends after the Closing Date within thirty (30) days after its receipt thereof.

         Any information obtained by a party or its Affiliates from another party or its Affiliates in connection with any Tax matters to which this Agreement applies shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

         (d)    Survival of Agreements. All covenants and agreements set forth
                -----------------------
in this Section 5.1 shall survive the Closing Date until 30 calendar days after the expiration of all applicable statutes of limitation (including any and all extensions thereof).

         (e)    Indemnity. Seller shall be liable for, and agrees to defend,
                ----------
hold harmless and indemnify Buyer and its Affiliates (including, after the Closing Date, the Company) from and against any and all Claims with respect to any Taxes of any corporation or other Person, other than the Company, that is or was a member or parent of any affiliated group of corporations or other Persons that included Seller, including any Taxes for which the Company is or may be or become liable for under any successor or transferee liability law or other similar law.

         The indemnification obligations of Seller contained in this Section 5.1(e) are not subject to the minimum threshold contained in Section 8.6(a) but are otherwise subject to Article VIII.

         Section 5.2    Registrations, Filings and Consents. Seller and Buyer
                        ------------------------------------
shall cooperate and use their respective reasonable best efforts to fulfill the conditions precedent to the other party's obligations hereunder, including but not limited to, securing as promptly as practicable all consents, approvals, waivers and authorizations required, necessary or desirable in connection with the transactions contemplated hereby.

         Section 5.3    Confidentiality. Neither party hereto shall disclose to
                        ----------------
any Person any information relating to this Agreement, the negotiations leading to this Agreement or the transactions contemplated hereby or any information obtained from the other party hereto in connection with this Agreement, the negotiations leading to this Agreement or the transactions contemplated hereby, unless such information at the time of disclosure (i) is or was in the public domain, (ii) was known to either party prior to its disclosure by the other party, (iii) is disclosed to either party by a third Person who did not receive such information on a confidential basis or (iv) is required to be disclosed by either party or by its Affiliates, directors, officers, employees or other agents in connection with legal or governmental proceedings or filing or disclosure requirements arising under Law or rules of the New York Stock Exchange, the NASDAQ National Market System or other public securities exchange on which the securities of the parties or their Affiliates are listed. Each party hereto may disclose such information to its Affiliates, directors, officers, employees, counsel, insurance brokers, accountants or other agents or representatives provided such party causes such persons to keep such information confidential. Notwithstanding the foregoing, in the event that (i) Buyer sells, transfers or otherwise disposes of Comeco Shares or (ii) causes the Company to sell, transfer or otherwise dispose of all or substantially all of the assets of the Company or the Yemen Business or sells, assigns or allows other Persons to participate in its rights and obligations under the PSC, Buyer shall have the right to disclose such information as it reasonably considers appropriate and necessary without Seller's consent; provided, however, that in such event prior to disclosing such information Buyer shall cause the proposed recipient of such information to enter into a confidentiality agreement with respect to such information.

         Section 5.4    Employee Matters; PYC Assignment, etc. Seller shall
                        --------------------------------------
indemnify the Buyer, its Affiliates and the Company against and in respect of all Claims sustained or incurred arising out of any breaches of the Seller's representations, warranties and covenants set forth in Section 3.9 and Section 3.10(c) of this Agreement. The indemnification obligations of Buyer contained in this Section 5.4 are not subject to the minimum threshold contained in Section 8.6(a) but are otherwise subject to Article VIII.

         Section 5.5    Further Assurances. At any time after the Closing Date,
                        -------------------
each of Seller and Buyer shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Seller or Buyer, as the case may be, and necessary for each of Seller and Buyer, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING
                              ---------------------

         Section 6.1    Conditions to Obligations of Buyer. The obligation of
                        -----------------------------------
Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

         (a) Each of the representations and warranties of Seller and Guarantor contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Seller and Guarantor to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Buyer shall have received at Closing a certificate to that effect dated as of the Closing Date and executed on behalf of Seller by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

         (b) All approvals, authorizations and consents of any Governmental Authority or any other Person necessary for the consummation by Seller and its Affiliates or, as contemplated by Section 4.3 hereof, by Buyer and its Affiliates of the transactions contemplated herein shall have been obtained in form and substance reasonably satisfactory to Buyer.

         (c) No action, suit, proceeding or investigation (excluding any such matter initiated by Buyer or any of its Affiliates) by or before any court or other Governmental Authority shall have been taken, instituted or, to the knowledge of Seller, Buyer or any of their respective Affiliates, threatened against Seller, Buyer or any of their respective Affiliates, to restrain, prohibit, invalidate or delay any of the transactions contemplated hereby.

         (d) There shall not be any injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement.

         (e) Buyer shall have received from Seller resignations of all directors of the Company appointed and elected by Seller.

         (f) Buyer shall have received from Seller (i) a release of all contracts or agreements between the Company and the Seller or any Affiliate of the Seller and (ii) an Affidavit of Non-Foreign Status in form necessary to avoid any withholding requirement under Section 1445 of the Code.

         (g) Buyer shall have received a copy of the resolutions of the Board of Directors of Seller and Guarantor, certified by appropriate officers of Seller and Guarantor, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (h) Since the Balance Sheet Date, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position or results of operations of the Company.

         (i) Buyer shall have received a duly executed written waiver from SOCO Yemen Pty. Limited in respect of its rights of first refusal under
     Article XII of the Stockholders' Agreement relating to the Company Shares to be sold pursuant to the terms of this Agreement, in the form attached hereto as Exhibit II.

         (j) Seller shall have entered into an Assumption Agreement pursuant to the Stockholders' Agreement.

         (k) SOCO Yemen Pty Limited shall have executed and delivered to Buyer contemporaneously with the Closing, an amendment to the Stockholders' Agreement in the form attached hereto as Exhibit III.

         Section 6.2    Conditions to Obligations of Seller. The obligation of
                        ------------------------------------
Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by Seller in writing on or prior to the Closing Date of each of the following conditions:

         (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Seller shall have received at the Closing a certificate to that effect dated as of the Closing Date and executed on behalf of Buyer by its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

         (b) All approvals, authorizations and consents of any Governmental Authority or any other Person necessary for the consummation by Buyer and its Affiliates, or as contemplated by Section 3.4 hereof, by Seller and its Affiliates of the transactions contemplated herein shall have been obtained.

         (c) No action, suit, proceeding or investigation (excluding any such matter initiated by Seller or any of its Affiliates) by or before any court or other Governmental Authority shall have been taken, instituted or, to the knowledge of Seller, Buyer or any of their respective Affiliates, threatened against Seller, Buyer or any of their respective Affiliates, to restrain, prohibit or invalidate or delay any of the transactions contemplated hereby.

         (d) There shall not be any injunction, judgment, order, decree or ruling in effect preventing consummation of any of the transactions contemplated by this Agreement.

         (e) Seller shall have received a copy of the resolutions of the Board of Directors of Buyer, certified by an appropriate officer of Buyer, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (f) Seller shall have received a duly executed written waiver from SOCO Yemen Pty. Limited in respect of its rights of first refusal under
     Article XII of the Stockholders' Agreement relating to the Company Shares to be sold pursuant to the terms of this Agreement, in the form attached hereto as Exhibit II.

         (g) Buyer shall have entered into an Assumption Agreement pursuant to the Stockholders' Agreement.


                                   ARTICLE VII
                                   TERMINATION
                                   -----------

         Section 7.1    Termination. This Agreement may be terminated at any
                        ------------
time prior to Closing:

         (a)    by the mutual written agreement of Seller and Buyer;

         (b) by Seller or Buyer, by giving written notice of such termination to the other party hereto, if the Closing shall not have occurred on the date hereof;

     provided that the terminating party is not in material breach of its obligations under this Agreement;

         (c) by Buyer or Seller if there has been a material breach of any representation, warranty, covenant or agreement made to or for the benefit of the terminating party in this Agreement, which breach cannot be or has not been cured within 15 days after the giving of written notice to the breaching party of such breach (assuming that, by mutual agreement of the parties, the Closing has not yet occurred).

         Section 7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 7.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto (or any of their respective Affiliates, representatives, directors, officers or employees) shall have any liability to the other party hereto, provided that nothing herein will
                                              --------
relieve any party from liability for any breach of this Agreement prior to such termination.


                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

         Section 8.1    Survival of Representations, Warranties, Covenants and
                        ------------------------------------------------------
Agreements. Notwithstanding any otherwise applicable statute of limitations, the
-----------
representations, warranties, covenants and agreements included or provided for herein shall survive Closing until three years after the Closing Date; provided, however, that any covenant or agreement that by its express terms cannot be performed within such time period shall survive Closing until the date or time specified therein; provided, further that any representation or warranty
                   --------  -------
contained in Section 3.7 shall survive Closing until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters.

         Section 8.2    Indemnification.
                        ----------------
         For a period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified in Section 8.1 hereof, Seller, on the one hand, or Buyer, on the other hand (the "Indemnifying Party"), shall, subject to the limitations set forth in Section 8.6 hereof, indemnify respectively Buyer and each of its Affiliates and their respective officers, directors, employees and agents, on the one hand, or Seller and each of its Affiliates, officers, directors, employees and agents, on the other hand, as the case may be (each of such persons and entities, an "Indemnified Party"), against and in respect of all Claims sustained or incurred arising out of any breaches of the Indemnifying Party's representations, warranties, covenants and agreements set forth in this Agreement; provided, however, that the foregoing indemnity not be limited to the period specified in Section 8.1 if the Claim involves the willful misconduct of the Indemnifying Party. For purposes of clarity, any Claims of Buyer that relate to the breach of representations and warranties respecting the Company, the Yemen Business or the Assets and the resulting incurrence of Claims relating to the Company, the Yemen Business or the Assets shall only be recoverable in an amount that reflects the 41.25% economic interest that Buyer is acquiring in the Company as at the Closing Date.

         Section 8.3    Method of Asserting Claims, etc.
                        --------------------------------
         (a) All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 8.3.

         (b) In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event later than the 30th day after receipt by the Indemnified Party of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not in any manner prejudice the right of the Indemnified Party to indemnification to the fullest extent provided hereunder) (the "Third Party Claim Notice") and in the event that an Indemnified Party shall assert a claim for indemnity under this
Article VIII, not including a third party claim, the Indemnified Party shall, within 30 days of the discovery of the facts or circumstances giving rise thereto, notify the Indemnifying Party following its discovery of such facts or circumstances; provided that the failure to notify on the part of the Indemnified Party in the manner set forth herein shall not foreclose any rights otherwise available to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure to notify in the manner set forth herein. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Third Party Claim Notice or the notice relating to a claim for indemnity under this Article VIII other than a third party claim (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand. In the event that the Indemnifying Party notifies the Indemnified Party that it does not desire to defend the Indemnified Party against such claim or demand, the Indemnified Party shall have all rights and remedies at law or in equity against the Indemnifying Party for any breach of the

Indemnifying Party's indemnification obligations hereunder. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which provide for a finding or acknowledgment of responsibility or liability on the part of the Indemnified Party or which provides for or would result in any sanction or restriction or in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of, or which would otherwise have a material adverse effect on the financial condition or results of operations of, the Indemnified Party or any Affiliate thereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel reasonable access to all business records and other documents relevant to such defense or settlement, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its commercially reasonable efforts as may be requested by the Indemnifying Party in the defense of all such claims, and in connection therewith shall be entitled to reimbursement by the Indemnifying Party of expenses related to such efforts undertaken.

         (c) Payments of all amounts owing by an Indemnifying Party as a result of a third party claim shall be made within five Business Days after the earlier of (i) the settlement of the third party claim and (ii) the expiration of the period of appeal of a final adjudication of the third party claim. Payments of all amounts owing by an Indemnifying Party other than as a result of a third party claim shall be made within five Business Days after the later of
(i) the expiration of the Notice Period or (ii) if contested through dispute resolution proceedings, the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Notwithstanding the above, if the Indemnifying Party has not contested its indemnity obligations hereunder and has not elected to assume the defense of a third party claim, the Indemnifying Party shall reimburse (promptly after the receipt of each invoice therefor together with reasonable support for such expenditures) the Indemnified Party for the reasonable costs and expenses incurred by the Indemnified Party in contesting the third party claim.

         Section 8.4    Subrogation Rights. If the Indemnified Party is one of
                        -------------------
the parties to be Indemnified by the Buyer and the Indemnified Party has a right against a Person (other than one of the other parties to be Indemnified by the Buyer) with respect to any damages or other amounts paid to the Indemnified Party by the Buyer, then the

Buyer shall, to the extent of such payment, be subrogated to the right of such Indemnified Party. If the Indemnified Party has a right against a Person (other than one of the other parties to be Indemnified by the Seller) with respect to any damages or other amounts paid to such Indemnified Party by the Seller, then the Seller shall, to the extent of such payment, be subrogated to the right of such Indemnified Party. Notwithstanding anything herein to the contrary, no Indemnifying Party shall be subrogated to any insurance rights of any Indemnified Party.

         Section 8.5    Investigation and Due Diligence. No investigation,
                        --------------------------------
examination, audit, inspection or other due diligence prior to the Closing shall affect the parties' respective rights to indemnity pursuant to this Agreement.

         Section 8.6    Threshold; Insurance; Tax Effect; Maximum Liability
                        ---------------------------------------------------
         (a) No claim for indemnification shall be brought under this Article VIII against an Indemnifying Party unless and until the aggregate amount of all claims for indemnification under this Article VIII against such Indemnifying Party exceeds an amount equal to 10% of the Purchase Price, and then for all such claims (including, without limitation, such initial claims that aggregate to the 10% threshold referred to above in this Section 8.6(a)).

         (b) Any payment required to be made to an Indemnified Party under this Agreement in respect of a Claim shall be made by the Indemnifying Party net of or giving effect to any insurance proceeds received by the Indemnified Party or the Company in respect of such Claim.

         (c) In the event that, as a result of a Claim, an Indemnified Party or the Company claims on a Tax Return a currently realizable Tax Benefit, the indemnity payment shall be reduced by: (i) the amount of the currently realizable Tax Benefit available to the Indemnified Party; or (ii) 41.25% of the currently realizable Tax Benefit available to Company. For purposes of this paragraph, a "Tax Benefit" means an amount by which the Tax liability of the party (or consolidated group of corporations including the party) is reduced or becomes entitled to a Tax refund. Where the party (or consolidated group of corporations including the party) has other losses, deduction, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Claims shall be deemed to be realized only after the utilization of such other losses, deductions, credits or items. For purposes of this paragraph (c), a Tax Benefit is "currently realizable" to the extent it can be reasonably anticipated that such Tax Benefit will be realized in the current taxable period or year or in any tax return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the Claim. In the event that there should be a determination disallowing the Tax Benefit, the Indemnifying Party shall be liable to the Indemnified Party for the amount of any related reduction previously allowed or made to the Indemnifying Party in the calculation of indemnifiable Claims pursuant to this Section 8.6(c).

         (d) Any indemnification payments made (and/or any payments or adjustments) made pursuant to this Agreement shall be treated for all Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law, in which event such payments shall be made in an amount sufficient to indemnify the party on a net after-Tax basis.

         (e) Any Claim for indemnification hereunder arising out a breach of a representation or warranty contained in Section 3.19 (Environmental Matters) and involving remediation shall be the result of (i) a requirement of any Environmental Law in effect as at the Closing Date; or (ii) the resolution of a third party claim which has not been stayed and which has not been initiated by the Buyer, the Company or any of their Affiliates, officers, directors, employees or agents after the Closing; provided, that any such Claim shall not exceed, in either case, the amount that a reasonable person in the conduct of its own business would spend to remediate such condition in order to meet but not exceed the requirements of applicable Environmental Law in effect on the Closing Date; provided, further, that if the Buyer or the Company or any of their Affiliates, officers, directors, employees or agents shall have performed any act after the Closing that is contrary to any Environmental Law to worsen such Claim the Seller shall have no indemnification obligation for such increased Claims resulting from such actions of the Buyer or the Company or any of their Affiliates, officers, directors, employees or agents. Buyer will use its reasonable efforts to keep the Seller informed with respect to work plans regarding any remediation efforts for which indemnification is being sought hereunder.

         (f) Unless otherwise expressly stated in this Agreement and except with respect to any Claim that arises out of the willful misconduct of the Indemnifying Party, the indemnification obligations of either party under this
Article VIII shall be limited to a maximum aggregate liability equal to the amount of the Purchase Price.

         Section 8.7    Sole Remedy. Following the Closing, the indemnification
                        ------------
obligations provided in this Agreement shall be the sole remedy of the parties for a breach of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

         Section 9.1    Amendment and Modification; Waiver. This Agreement may
                        ----------------------------------
be amended or modified only in writing, signed by Seller and Buyer.

         Section 9.2    Expenses. Except as otherwise expressly provided herein,
                        --------
whether or not the transactions contemplated hereby are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

         Section 9.3    Assignment. No party to this Agreement may assign any of
                        ----------
its rights or obligations under this Agreement without the prior written consent of the other party hereto.

         Section 9.4    Entire Agreement; Assumption Agreement. This Agreement
                        --------------------------------------
including the exhibits and schedules hereto contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. For purposes of clarity, no provision of the Assumption Agreement referred to in Section 6.2(g) shall in any way limit the ability of the Buyer to make claims for breach of representations, warranties, covenants or agreements contained in this Agreement.

         Section 9.5    Parties in Interest; No Third Party Beneficiaries. This
                        -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except with respect to the beneficiaries of the indemnification obligations contained in this Agreement, nothing in this Agreement is intended to confer upon any Person other than Seller or Buyer or their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

         Section 9.6    Counterparts. This Agreement and any amendments hereto
                        ------------
may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

         Section 9.7    Interpretation. It is expressly agreed that this
                        --------------
Agreement shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each party agrees that it has been purposefully drawn and correctly reflects their understanding of the transaction that it contemplates. In construing this
Agreement:

         (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

         (b) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

         (c) a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

         (d) each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail; and

         (e) the section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 9.8    Notices. All notices hereunder shall be deemed given if
                        -------
in writing and delivered personally or sent by telecopy or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

                (a)  if to Seller, to:

                     Intercap Yemen, Inc.
                     c/o 1000-925 West Georgia Street
                     Vancouver, British Columbia V6C 3L2
                     Facsimile:  (604) 669-8803
                     Attention:  H.S. Sangra


                (b)  if to Guarantor, to:

                     MFC Bancorp Ltd.
                     c/o 1000-925 West Georgia Street
                     Vancouver, British Columbia V6C 3L2
                     Facsimile:  (604) 669-8803
                     Attention:  H.S. Sangra

                (c)  if to Buyer, to:

                     Occidental (East Shabwa), LLC
                     10889 Wilshire Boulevard
                     Los Angeles, California 90024
                     Facsimile:  (310) 443-6192
                     Attention:  General Counsel

         Any notice given by mail or facsimile shall be effective when received.

         SECTION 9.9    GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF
                        -------------------------------------------------------
FORUM. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
-----
THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED HEREIN OR CONTEMPLATED HEREBY, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA OR THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES (THE "CHOSEN COURTS") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 9.8 OF THIS AGREEMENT.

         Section 9.10    Severability. The provisions of this Agreement shall be
                         ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 9.11    Attorney's Fees. The prevailing party in any legal
                         ---------------
proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs, reasonable costs of arbitration and reasonable attorneys' fees from the nonprevailing party.

         Section 9.12    Time of Essence. Time is of the essence in this
                         ---------------
Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

         Section 9.13    Publicity. All media releases and public announcements
                         ---------
or disclosures by any Party relating to this Agreement and the transactions contemplated hereby shall be coordinated with and approved by the other Parties in writing prior to the release thereof.

                                      * * *

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                                       OCCIDENTAL (EAST SHABWA), LLC

                                          By /s/ Todd A. Stevens
                                             -----------------------------------
                                          Name:  Todd A. Stevens
                                                 -------------------------------
                                          Title: Vice President
                                                 -------------------------------



                                       INTERCAP YEMEN, INC.


                                          By /s/ R. Zanatta
                                             -----------------------------------
                                          Name:  R. Zanatta
                                                 -------------------------------
                                          Title: Secretary
                                                 -------------------------------



                                       MFC BANCORP LTD.


                                          By /s/ R. Zanatta
                                             -----------------------------------
                                          Name:  R. Zanatta
                                                 -------------------------------
                                          Title: Secretary
                                                 -------------------------------